Exhibit 99.1

FOR IMMEDIATE RELEASE: APRIL 28, 2025

Leggett & Platt Reports 1Q 2025 Results

Carthage, MO, April 28, 2025 ---

●	1Q sales of $1.0 billion, a 7% decrease vs 1Q24
●	1Q EPS of $.22, 1Q adjusted[1] EPS of $.24, a $.01 increase vs adjusted[1] 1Q24 EPS
●	1Q operating cash flow of $7 million, a $13 million increase vs 1Q24
●	2025 guidance sales and adjusted EPS unchanged: sales of $4.0–$4.3 billion, EPS of $.85–$1.26; adjusted EPS of $1.00–$1.20

President and CEO Karl Glassman commented, “We are pleased to report better than anticipated first quarter earnings. Our earnings improvement is a testament to the excellent execution of our restructuring plan and operational efficiency improvement initiatives, as well as disciplined cost management. As we navigate the complex and fluid tariff environment, we are mitigating impacts while pursuing any opportunities to capture increased demand for domestically produced products. While we expect that tariffs overall may be a net positive for our business, we are concerned about potential negative effects on inflation, consumer confidence, and discretionary demand.

“Now more than ever, we are committed to our strategic priorities of strengthening our balance sheet, improving profitability and operational efficiency, and positioning the company for long-term growth. Our restructuring plan continues to make progress, and in early March we divested a small U.S. machinery business. As part of our ongoing strategic portfolio review, we recently signed an agreement to sell our Aerospace business, which we expect to close this year.

“Given our conservative outlook due to macroeconomic uncertainties as we entered the year and despite the current trade policy uncertainties, we are maintaining our sales and adjusted EPS guidance for 2025. Although the domestic bedding industry is now expected to be more challenged than previously anticipated, the resulting lower volume will likely be offset primarily by steel-related tariff benefits. Our business is resilient, and with the support of our dedicated employees, we remain confident in our ability to successfully execute our strategic priorities and deliver long-term shareholder value.”

FIRST QUARTER RESULTS

First quarter sales were $1.0 billion, a 7%2 decrease versus first quarter 2024

●	Organic sales[3] were down 7%
o

Volume was down 5%, primarily from continued weak demand in residential end markets, soft demand in Automotive and Hydraulic Cylinders, the expected exit of a customer in Specialty Foam, and restructuring-related sales attrition. These declines were partially offset by higher trade rod and wire sales and growth in Textiles and Aerospace.

o	Raw material-related selling price decreases reduced sales 1%
o	Currency impact reduced sales 1%

1 Please refer to attached tables for Non-GAAP Reconciliations

2 1% from restructuring-related sales attrition

3 Trade sales excluding acquisitions/divestitures in the last 12 months

First quarter EBIT was $63 million, flat to first quarter 2024 EBIT. Adjusted1 EBIT was $67 million, a $3 million increase from first quarter 2024 adjusted1 EBIT.

●	1Q 2025 adjustments include: $7 million of restructuring charges and a $3 million gain from the sale of real estate
●	1Q 2024 adjustments include: $11 million of restructuring charges, an $8 million gain from the sale of real estate, and a $2 million gain on net insurance proceeds from tornado damage
●	Adjusted[1] EBIT increased primarily from restructuring benefit, operational efficiency improvements, and disciplined cost management partially offset by lower volume and metal margin compression.

EBIT margin was 6.2%, up from 5.7% in the first quarter of 2024, and adjusted1 EBIT margin was 6.5%, up from 5.8%.

First quarter EPS was $.22, a $.01 decrease versus first quarter 2024 EPS of $.23. First quarter adjusted1 EPS was $.24, up $.01 versus first quarter 2024 adjusted1 EPS of $.23.

	First Quarter Results [1]
	EBIT (millions)				EPS
	Bedding	Specialized	FF&T	Total

Reported results	$10	$28	$25	$63	$.22

Adjustment items:

Restructuring, restructuring- related, and impairment charges [2]	3	3	—	7.04

Gain from sale of idle real estate	—	—	(3)	(3)	(.02)

Total adjustments	3	3	(3)	4.02

Adjusted results	$13	$32	$22	$67	$.24

[1] Calculations impacted by rounding [2] Includes $1 million of divestiture-related expenses associated with the pending sale of Aerospace in the Specialized Products segment

DEBT, CASH FLOW, AND LIQUIDITY

●	Net Debt[1] was 3.77x trailing 12-month adjusted EBITDA[1]
●	Debt at March 31
o	Total debt of $1.9 billion, including $440 million of commercial paper outstanding
●	Operating cash flow was $7 million in the first quarter, an increase of $13 million versus first quarter 2024, primarily driven by a smaller use of working capital
●	Capital expenditures were $13 million
●	Dividends were $7 million
o	In February, Leggett & Platt’s Board of Directors declared a first quarter dividend of $.05 per share, a decrease of $.41 per share versus last year’s first quarter dividend
●	Total liquidity was $817 million at March 31
o	$413 million cash on hand
o	$404 million in capacity remaining under revolving credit facility

RESTRUCTURING PLAN UPDATE

●	Restructuring plan estimates unchanged
●	Annualized EBIT benefit of $60–$70 million expected to be realized after initiatives are fully implemented

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o	Realized $14 million of incremental[4] EBIT benefit in first quarter 2025
o	Expect approximately $35–$40 million of incremental[4] EBIT benefit to be realized in 2025 and approximately $5–$10 million of incremental[4] EBIT benefit in 2026
●	Anticipate approximately $80 million of annual sales attrition after initiatives are fully implemented
o	Realized $14 million of sales attrition in first quarter 2025, including $3 million from the divestiture of a small U.S. machinery business in our Bedding Products segment
o	Expect approximately $45 million of incremental[4] sales attrition in 2025 and approximately $20 million of incremental[4] sales attrition in 2026
●	Also expect to receive $60–$80 million of cash from the sale of real estate associated with the plan
o	Of the remaining $40–$60 million of cash proceeds, anticipate $15–$40 million in 2025 with the balance in 2026 due to timing of listing properties
●	Expect restructuring and restructuring-related costs from inception of $80–$90 million
o	Anticipate cash restructuring and restructuring-related costs of $45–$50 million
o	Expect non-cash restructuring and restructuring-related costs to be $35–$40 million

	Actual Restructuring Plan Impacts (millions)	Expected Restructuring Plan Impacts (millions)
	1Q 2025	2025	Total

Net Cash Received from Real Estate Sales	$—	$15–$40	$60–$80

Total Costs	$6	$30–$40	$80–$90
Cash Costs [1]	5	15–20	45–50
Non-Cash Costs	1	15–20	35–40
[1] Includes $1 million loss on the sale of a small U.S. machinery business in the Bedding Products segment in March 2025

2025 GUIDANCE

●	Sales and adjusted EPS is unchanged and contemplates owning Aerospace for the full year
●	Sales are expected to be $4.0–$4.3 billion, down 2% to 9% versus 2024
o	Volume is now expected to be down low to high-single digits (versus prior guidance of down low to mid-single digits)
o	Volume at the midpoint:
◾	Down low double digits in Bedding Products segment
◾	Down mid-single digits in Specialized Products segment
◾	Down low single digits in Furniture, Flooring & Textile Products segment
o	Raw material-related price increases, net of currency impact, is expected to be flat to a low single digit increase to sales (versus prior guidance of a low single digit reduction to sales)
●	EPS is expected to be $0.85–$1.26
o	Earnings expectations include:
◾	$.16 to $.22 per share impact from restructuring costs
◾	$.07 to $.22 per share gain from sales of real estate, consisting of real estate exited from restructuring initiatives and idle real estate
●	Adjusted EPS is expected to be $1.00–$1.20
o	At the midpoint, increase versus 2024 due primarily to restructuring benefit, operational efficiency improvements, and metal margin expansion, partially offset by lower volume
●	Based on this framework, 2025 EBIT margin is expected to be 5.8%–7.1%; adjusted EBIT margin is expected to be 6.4%–6.8%
●	Additional expectations:
o	Depreciation and amortization $135 million

[4]	Represents year-over-year change

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o	Net interest expense $70 million
o	Effective tax rate 25%
o	Fully diluted shares 139 million
o	Operating cash flow $275–$325 million
o	Capital expenditures $100 million
o	Minimal acquisitions and share repurchases
◾

Following the anticipated divestiture of Aerospace and deleveraging later this year, we may adjust our near-term capital allocation priorities, including share repurchases, particularly if our share price remains depressed

SEGMENT RESULTS – First Quarter 2025 (versus 1Q 2024)

Bedding Products –

●	Trade sales decreased 13%
o

Volume decreased 10%, primarily due to demand softness in U.S. and European bedding markets, the expected exit of a customer in Specialty Foam, and restructuring-related sales attrition, partially offset by higher trade rod and wire sales

o	Raw material-related selling price decreases and currency impact reduced sales 2%
o	Divestiture of a small U.S. machinery business, as part of our restructuring plan, reduced sales 1%

●	EBIT decreased $6 million and adjusted[1] EBIT decreased $4 million,
o	1Q 2025 adjustment includes: $3 million of restructuring charges
o	1Q 2024 adjustments include: $9 million of restructuring charges and an $8 million gain from the sale of real estate
●	Adjusted[1] EBIT decreased primarily from lower volume and metal margin compression, partially offset by restructuring benefit

Specialized Products –

●	Trade sales decreased 5%
o	Volume decreased 4% from declines in Automotive and Hydraulic Cylinders, partially offset by growth in Aerospace
o	Raw material-related selling price increases added 1% to sales
o	Currency impact reduced sales 2%
●

EBIT increased $5 million, primarily from disciplined cost management, operational efficiency improvements, and restructuring benefit partially offset by $3 million of restructuring charges and lower volume

●	Adjusted[1] EBIT increased $8 million, primarily from disciplined cost management, operational efficiency improvements, and restructuring benefit partially offset by lower volume

Furniture, Flooring & Textile Products –

●	Trade sales decreased 1%
o	Volume increased 2%, from growth in Textiles partially offset by continued weak demand in residential end markets
o	Raw material-related selling price decreases reduced sales 2%
o	Currency impact reduced sales 1%
●	EBIT increased $1 million and adjusted[1] EBIT decreased $1 million
o	1Q 2025 adjustment includes: a $3 million gain on the sale of real estate
o	1Q 2024 adjustments include: $2 million of restructuring charges and a $2 million gain on net insurance proceeds from tornado damage

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●	Adjusted[1] EBIT decreased primarily from raw material-related pricing adjustments partially offset by higher volume

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information, a tariff overview, and a restructuring update is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, April 29. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 142-year-old Company is a leading supplier of bedding components and private label finished goods; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; hydraulic cylinders for material handling and heavy construction applications; and aerospace tubing and fabricated assemblies.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” identified by the context in which they appear or words such as “expect,” “anticipated,” and “guidance,” including, but not limited to volume; sales, EPS, adjusted EPS; capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash flow; closing of the Aerospace disposition; EBIT margin; adjusted EBIT margin; effective tax rate; dividends; raw material related price increases; currency impact; minimal acquisitions and share repurchases; capital allocation priorities; domestic bedding industry outlook; Restructuring Plan financial impacts including the timing and amount of sales attrition, timing and amount of annualized and incremental EBIT benefit, proceeds from real estate sales, and restructuring and restructuring related cash and non-cash costs; strength and resilience of our business; continued execution of our strategic priorities; demand strength in civil construction; reduction of leverage; and tariffs providing a net positive for our business. Such statements are expressly qualified by cautionary statements described in this provision and reflect only the beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks include: increased trade costs, including tariffs; regarding the Restructuring Plan (the “Plan”), and the ongoing assessment of the estimates and the possibility that the estimates may change, our ability to timely implement the Plan or receive anticipated benefits, our ability to timely receive expected proceeds from real estate sales, and the impact on employees, customers and vendors; regarding the Aerospace divestiture (the “Divestiture”), the occurrence of any event that could give rise to the termination of the Divestiture agreement, the possibility that any closing condition to the Divestiture may not be satisfied or waived in a timely manner or at all, and the risk that the Divestiture may not be completed within the expected timeframe or at all; our ability to accurately forecast sales and earnings; the adverse impact on our sales, earnings, liquidity, margins, cash flow, costs, and financial condition caused by: global inflationary and deflationary impacts; the demand for our products and our customers’ products; our manufacturing facilities’ ability to obtain necessary raw materials, parts, and labor, and to ship finished products; the impairment of goodwill and long-lived assets; our ability to access the commercial paper market or borrow under our revolving credit facility; supply chain shortages and disruptions; our ability to manage working capital; our ability to collect receivables; price and product competition; cost of raw materials, labor and energy; cash generation sufficient to pay our debts or the dividend; cash repatriation from foreign accounts; our ability to pass along cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our products; political risks; tax rates; foreign operating risks; cybersecurity incidents; customer losses and insolvencies; disruption to our steel rod mill and wire mills and other operations because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, or governmental action; ability to develop innovative products; foreign currency fluctuation; share repurchases; anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; sustainability obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s Form 10-K and subsequent Form 10-Qs.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Cassie J. Branscum, Vice President, Investor Relations

Katelyn J. Pierce, Analyst, Investor Relations

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LEGGETT & PLATT	Page 6 of 8	April 28, 2025

RESULTS OF OPERATIONS	FIRST QUARTER
(In millions, except per share data)	2025	2024	Change
Trade sales	$1,022.1	$1,096.9	(7)%
Cost of goods sold	832.1	910.5

Gross profit	190.0	186.4	2%
Selling & administrative expenses	123.6	125.9	(2)%
Amortization	5.0	4.9
Other (income) expense, net	(1.5)	(7.4)

Earnings (loss) before interest and income taxes	62.9	63.0	—%
Net interest expense	17.8	20.6

Earnings (loss) before income taxes	45.1	42.4
Income taxes	14.5	10.8

Net earnings (loss)	30.6	31.6
Less net income from noncontrolling interest	—	—

Net Earnings (loss) Attributable to L&P	$30.6	$31.6	(3)%

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$0.22	$0.23	(4)%
Shares outstanding
Common stock (at end of period)	135.1	134.0	0.8%
Basic (average for period)	137.8	136.8
Diluted (average for period)	138.6	137.3	0.9%

CASH FLOW	FIRST QUARTER
(In millions)	2025	2024	Change
Net earnings (loss)	$30.6	$31.6
Depreciation and amortization	31.6	32.9
Working capital decrease (increase)	(64.2)	(82.1)
Impairments	0.3	2.3
Other operating activities	8.5	9.2

Net Cash from Operating Activities	$6.8	$(6.1)	211%
Additions to PP&E	(13.3)	(25.9)
Purchase of companies, net of cash	—	—
Proceeds from disposals of assets and businesses	5.6	15.2
Dividends paid	(6.7)	(61.3)
Repurchase of common stock, net	(2.0)	(4.1)
Additions (payments) to debt, net	69.0	84.9
Other	3.0	(6.9)

Increase (Decrease) in Cash & Equivalents	$62.4	$(4.2)

FINANCIAL POSITION	Mar 31,	Dec 31,
(In millions)	2025	2024	Change
Cash and equivalents	$412.6	$350.2
Receivables	558.1	559.4
Inventories	678.3	722.6
Other current assets	47.9	55.8
Current assets held for sale [1]	87.2	2.5

Total current assets	1,784.1	1,690.5	6%
Net fixed assets	692.1	724.4
Operating lease right-of-use assets	163.6	175.7
Goodwill	734.9	794.4
Intangible assets and deferred costs, both at net	232.4	271.9
Non-current assets held for sale [1]	141.8	4.7

TOTAL ASSETS	$3,748.9	$3,661.6	2%

Trade accounts payable	$476.5	$497.7
Current debt maturities	1.3	1.3
Current operating lease liabilities	52.0	53.4
Other current liabilities	247.2	294.0
Current liabilities held for sale [1]	33.4	—

Total current liabilities	810.4	846.4	(4)%

Long-term debt	1,935.1	1,862.8	4%
Operating lease liabilities	119.3	131.1
Long-term liabilites held for sale [1]	8.3	—
Deferred taxes and other liabilities	128.2	131.1
Equity	747.6	690.2	8%

Total Capitalization	2,938.5	2,815.2	4%

TOTAL LIABILITIES & EQUITY	$3,748.9	$3,661.6	2%

[1]	Our Aerospace Products Group met held for sale criteria as of March 31, 2025.

LEGGETT & PLATT	Page 7 of 8	April 28, 2025

SEGMENT RESULTS [2]	FIRST QUARTER
(In millions)	2025	2024	Change
Bedding Products
Trade sales	$390.7	$448.0	(13)%
EBIT	9.6	15.7	(39)%
EBIT margin	2.5%	3.5%	-100 bps [3]
Restructuring, restructuring-related, and impairment charges	3.4	9.3
Gain on sale of real estate	—	(7.9)

Adjusted EBIT [4]	13.0	17.1	(24)%
Adjusted EBIT margin [4]	3.3%	3.8%	-50 bps
Depreciation and amortization	13.0	14.6

Adjusted EBITDA	26.0	31.7	(18)%
Adjusted EBITDA margin	6.7%	7.1%	-40 bps
Specialized Products
Trade sales	$300.1	$315.9	(5)%
EBIT	28.4	23.7	20%
EBIT margin	9.5%	7.5%	200 bps
Restructuring, restructuring-related, and impairment charges	3.4	—

Adjusted EBIT [4]	31.8	23.7	34%
Adjusted EBIT margin [4]	10.6%	7.5%	310 bps
Depreciation and amortization	10.4	10.1

Adjusted EBITDA	42.2	33.8	25%
Adjusted EBITDA margin	14.1%	10.7%	340 bps
Furniture, Flooring & Textile Products
Trade sales	$331.3	$333.0	(1)%
EBIT	24.8	23.6	5%
EBIT margin	7.5%	7.1%	40 bps
Restructuring, restructuring-related, and impairment charges	0.1	1.5
Gain on sale of real estate	(3.2)	—
Gain from net insurance proceeds from tornado damage	—	(2.2)

Adjusted EBIT [4]	21.7	22.9	(5)%
Adjusted EBIT margin [4]	6.5%	6.9%	-40 bps
Depreciation and amortization	4.9	5.3

Adjusted EBITDA	26.6	28.2	(6)%
Adjusted EBITDA margin	8.0%	8.5%	-50 bps
Total Company
Trade sales	$1,022.1	$1,096.9	(7)%
EBIT - segments	62.8	63.0	—%
Intersegment eliminations and other	0.1	—

EBIT	62.9	63.0	—%
EBIT margin	6.2%	5.7%	50 bps
Restructuring, restructuring-related, and impairment charges	6.9	10.8
Gain on sale of real estate	(3.2)	(7.9)
Gain from net insurance proceeds from tornado damage	—	(2.2)

Adjusted EBIT [4]	66.6	63.7	5%
Adjusted EBIT margin [4]	6.5%	5.8%	70 bps
Depreciation and amortization - segments	28.3	30.0
Depreciation and amortization - unallocated [5]	3.3	2.9

Adjusted EBITDA	$98.2	$96.6	2%
Adjusted EBITDA margin	9.6%	8.8%	80 bps

LAST SIX QUARTERS	2023	2024				2025
Selected Figures (In Millions)	4Q	1Q	2Q	3Q	4Q	1Q
Trade sales	1,115.1	1,096.9	1,128.6	1,101.7	1,056.4	1,022.1
Sales growth (vs. prior year)	(7)%	(10)%	(8)%	(6)%	(5)%	(7)%
Volume growth (same locations vs. prior year)	(3)%	(6)%	(4)%	(4)%	(4)%	(5)%
Adjusted EBIT [4]	66.1	63.7	71.2	76.0	55.6	66.6
Cash from operations	146.1	(6.1)	94.0	95.5	122.3	6.8
Adjusted EBITDA (trailing twelve months) [4]	513.4	475.3	442.3	423.7	402.5	404.1
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [4,6]	3.16	3.61	3.83	3.78	3.76	3.77

Organic Sales (Vs. Prior Year) [7]	4Q	1Q	2Q	3Q	4Q	1Q
Bedding Products	(14)%	(15)%	(13)%	(8)%	(6)%	(12)%
Specialized Products	5%	(1)%	—%	(6)%	(5)%	(5)%
Furniture, Flooring & Textile Products	(7)%	(9)%	(6)%	(4)%	(4)%	(1)%
Overall	(7)%	(10)%	(8)%	(6)%	(5)%	(7)%

[2]	Segment and overall company margins calculated on net trade sales.
[3]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[4]	Refer to next page for non-GAAP reconciliations.
[5]	Consists primarily of depreciation of non-operating assets.
[6]	EBITDA based on trailing twelve months.
[7]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 8 of 8	April 28, 2025

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [12]

Non-GAAP Adjustments [8]	2023	2024				2025
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Goodwill impairment	—	—	675.3	—	0.7	—
Long-lived asset impairment	443.7	—	—	—	—	—
Restructuring, restructuring-related, and impairment charges	—	10.8	11.2	12.3	15.5	6.9
Gain on sale of real estate	(5.5)	(7.9)	(4.7)	(14.0)	(4.3)	(3.2)
Gain from net insurance proceeds from tornado damage	(5.3)	(2.2)	—	—	—	—
CEO transition compensation costs	—	—	3.7	—	—	—

Non-GAAP Adjustments (Pretax) [9]	432.9	0.7	685.5	(1.7)	11.9	3.7
Income tax impact	(99.9)	(0.2)	(43.6)	0.4	(2.7)	(1.3)
Special tax item [10]	—	—	—	—	5.4	—

Non-GAAP Adjustments (After Tax)	333.0	0.5	641.9	(1.3)	14.6	2.4

Diluted shares outstanding	136.5	137.3	137.3	138.0	138.2	138.6
EPS Impact of Non-GAAP Adjustments	2.44	—	4.68	(0.01)	0.11	0.02

Adjusted EBIT, EBITDA, Margin, and EPS [8]	2023	2024				2025
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Trade sales	1,115.1	1,096.9	1,128.6	1,101.7	1,056.4	1,022.1
EBIT (earnings before interest and taxes)	(366.8)	63.0	(614.3)	77.7	43.7	62.9
Non-GAAP adjustments (pretax)	432.9	0.7	685.5	(1.7)	11.9	3.7

Adjusted EBIT	66.1	63.7	71.2	76.0	55.6	66.6

EBIT margin	-32.9%	5.7%	-54.4%	7.1%	4.1%	6.2%
Adjusted EBIT Margin	5.9%	5.8%	6.3%	6.9%	5.3%	6.5%

EBIT	(366.8)	63.0	(614.3)	77.7	43.7	62.9
Depreciation and amortization	44.8	32.9	32.6	36.4	34.1	31.6

EBITDA	(322.0)	95.9	(581.7)	114.1	77.8	94.5
Non-GAAP adjustments (pretax)	432.9	0.7	685.5	(1.7)	11.9	3.7

Adjusted EBITDA	110.9	96.6	103.8	112.4	89.7	98.2

EBITDA margin	-28.9%	8.7%	-51.5%	10.4%	7.4%	9.2%
Adjusted EBITDA Margin	9.9%	8.8%	9.2%	10.2%	8.5%	9.6%

Diluted EPS	(2.18)	0.23	(4.39)	0.33	0.10	0.22
EPS impact of non-GAAP adjustments	2.44	—	4.68	(0.01)	0.11	0.02

Adjusted EPS	0.26	0.23	0.29	0.32	0.21	0.24

Net Debt to Adjusted EBITDA [11]	2023	2024				2025
	4Q	1Q	2Q	3Q	4Q	1Q
Total debt	1,987.6	2,076.7	2,003.1	1,879.3	1,864.1	1,936.4
Less: cash and equivalents	(365.5)	(361.3)	(307.0)	(277.2)	(350.2)	(412.6)

Net debt	1,622.1	1,715.4	1,696.1	1,602.1	1,513.9	1,523.8
Adjusted EBITDA, trailing 12 months	513.4	475.3	442.3	423.7	402.5	404.1

Net Debt / 12-month Adjusted EBITDA	3.16	3.61	3.83	3.78	3.76	3.77

[8] Management and investors use these measures as supplemental information to assess operational performance. [9] The non-GAAP adjustments are included in the following lines of the income statement:
	2023	2024				2025
	4Q	1Q	2Q	3Q	4Q	1Q
Cost of goods sold	—	2.3	1.4	0.8	8.7	0.5
Selling & administrative expenses	—	0.5	8.7	6.2	4.5	1.7
Other (income) expense, net	432.9	(2.1)	675.4	(8.7)	(1.3)	1.5

Total Non-GAAP Adjustments (Pretax)	432.9	0.7	685.5	(1.7)	11.9	3.7

[10]	Deferred tax asset valuation allowance related to a 2022 acquisition in the Specialized Products segment.
[11]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[12]	Calculations impacted by rounding.